UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 27, 2012

Abbott Laboratories

(Exact name of registrant as specified in its charter)

Illinois	1-2189	36-0698440
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Abbott Park Road

Abbott Park, Illinois 60064-6400

 (Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (847) 937-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07              Submission of Matters to a Vote of Security Holders.

Abbott Laboratories held its Annual Meeting of Shareholders on April 27, 2012.  The following is a summary of the matters voted on at that meeting.

(a)         The shareholders elected Abbott’s entire Board of Directors.  The persons elected to Abbott’s Board of Directors and the number of shares cast for, the number of shares withheld, and the number of broker non-votes, with respect to each of these persons, were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Robert J. Alpern, M.D.	1,148,611,737	6,501,906	213,186,769
Roxanne S. Austin	1,130,010,580	25,103,063	213,186,769
Sally E. Blount, Ph.D.	1,147,359,575	7,754,068	213,186,769
W. James Farrell	1,124,186,345	30,927,298	213,186,769
Edward M. Liddy	1,124,693,577	30,420,066	213,186,769
Nancy McKinstry	755,033,394	400,080,249	213,186,769
Phebe N. Novakovic	1,148,157,176	6,956,467	213,186,769
William A. Osborn	1,126,524,147	28,589,496	213,186,769
Samuel C. Scott III	1,147,469,058	7,644,585	213,186,769
Glenn F. Tilton	1,144,368,106	10,745,537	213,186,769
Miles D. White	1,105,875,222	49,238,421	213,186,769

(b)         The shareholders ratified the appointment of Deloitte & Touche LLP as Abbott’s auditors.  The number of shares cast in favor of the ratification of Deloitte & Touche LLP, the number against, the number abstaining, and the number of broker non-votes were as follows:

For	Against	Abstain	Broker Non-Votes

1,356,693,248	8,617,120	2,990,044	0

(c)          The shareholders voted to approve the compensation of Abbott’s named executive officers listed in the proxy statement for the 2012 annual meeting, with 91.96 percent of the votes cast voting “For” the proposal.  The shareholder vote is advisory and non-binding. The number of shares cast in favor of approval, the number against, the number abstaining, and the number of broker non-votes were as follows:

For	Against	Abstain	Broker Non-Votes

1,062,245,514	82,140,318	10,727,811	213,186,769

(d)         The shareholders rejected a shareholder proposal requesting that Abbott’s Board of Directors issue an annual report to shareholders regarding transparency in animal research, with 5.07 percent of the votes cast voting “For” the proposal. The number of shares cast in favor of the shareholder proposal, the number against, the number abstaining, and the number of broker non-votes were as follows:

For	Against	Abstain	Broker Non-Votes

58,545,524	887,057,991	209,510,128	213,186,769

(e)          The shareholders rejected a shareholder proposal requesting that Abbott’s Board of Directors prepare a report, to be updated annually, containing certain disclosures about Abbott’s lobbying policy, procedures, and expenditures, with 32.35 percent of the votes cast voting “For” the proposal. The number of shares cast in favor of the shareholder proposal, the number against, the number abstaining, and the number of broker non-votes were as follows:

For	Against	Abstain	Broker Non-Votes

373,692,325	647,773,653	133,647,665	213,186,769

(f)           The shareholders rejected a shareholder proposal requesting that Abbott’s Board of Directors adopt a policy that the Board’s chairman be an independent director, with 19.54 percent of the votes cast voting “For” the proposal. The number of shares cast in favor of the shareholder proposal, the number against, the number abstaining, and the number of broker non-votes were as follows:

For	Against	Abstain	Broker Non-Votes

225,681,886	920,275,317	9,156,440	213,186,769

(g)          The shareholders rejected a shareholder proposal requesting that Abbott’s Board of Directors adopt a policy regarding tax gross-up payments to senior executives, with 37.46 percent of the votes cast voting “For” the proposal. The number of shares cast in favor of the shareholder proposal, the number against, the number abstaining, and the number of broker non-votes were as follows:

For	Against	Abstain	Broker Non-Votes

432,719,576	708,659,052	13,735,015	213,186,769

(h)         The shareholders rejected a shareholder proposal requesting that Abbott’s Board of Directors adopt a policy regarding retention by senior executives of Abbott shares acquired through equity compensation programs and hedging transactions for such shares, with 21.05 percent of the votes cast voting “For” the proposal. The number of shares cast in favor of the shareholder proposal, the number against, the number abstaining, and the number of broker non-votes were as follows:

For	Against	Abstain	Broker Non-Votes

243,125,351	895,814,546	16,173,746	213,186,769

(i)             The shareholders rejected a shareholder proposal requesting that Abbott’s Board of Directors adopt a policy that financial performance metrics shall not be adjusted to exclude compliance costs when determining senior executive incentive compensation awards, with 34.08 percent of the votes cast voting “For” the proposal.  The number of shares cast in favor of the shareholder proposal, the number against, the number abstaining, and the number of broker non-votes were as follows:

For	Against	Abstain	Broker Non-Votes

393,707,847	748,281,688	13,124,108	213,186,769

(j)            The shareholders rejected a shareholder proposal requesting that Abbott’s Board of Directors adopt a policy regarding accelerated vesting of equity awards to senior executives in the event of a change of control of Abbott, with 38.00 percent of the votes cast voting “For” the proposal.  The number of shares cast in favor of the shareholder proposal, the number against, the number abstaining, and the number of broker non-votes were as follows:

For	Against	Abstain	Broker Non-Votes

438,980,383	703,647,085	12,486,175	213,186,769

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABBOTT LABORATORIES

Date: April 30, 2012	By:	/s/ Thomas C. Freyman
Thomas C. Freyman
Executive Vice President, Finance
and Chief Financial Officer